UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2008

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

584 Derby Milford Road, Orange, Connecticut		06477
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 799 4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2008, the Board of Directors of Hubbell Incorporated (the "Company") appointed Darrin S. Wegman to the position of Vice President, Controller, effective March 1, 2008, and appointed Jacqueline Donnelly, the Company's Assistant Corporate Controller since July 2002, to serve as Assistant Corporate Controller and Chief Accounting Officer until February 29, 2008.

Mr. Wegman has served as Vice President and Controller of Hubbell Industrial Technology/Hubbell Electrical Products since March 2004, and served as Vice President and Controller of Hubbell Industrial Technology from March 2002 to March 2004. In connection with his appointment to the position of Vice President, Controller, Mr. Wegman received an increase in his base salary and bonus opportunity. In addition, he will enter into a Continuity Agreement with terms substantially similar to the Continuity Agreements entered into with other executive officers of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

February 15, 2008	By:	/s/ David G. Nord

Name: David G. Nord
Title: Senior Vice President and Chief Financial Officer